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                                                                     EXHIBIT 5.1


                        [COOLEY GODWARD LLP LETTERHEAD]


February 4, 2000

Amylin Pharmaceuticals, Inc.
9373 Towne Centre Drive
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3, as amended, (the "Registration Statement") including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of up to 16,294,009 shares of the Common Stock, $.001 par value, of the Company on behalf of certain selling stockholders (the "Shares") and 10,000 shares of the Common Stock, $.001 par value, of the Company (the "Warrant Shares") which are issuable pursuant to that certain Warrant dated December 8, 1999 between the Company and 1149336 Ontario Inc. (the "Warrant") on behalf of 1149336 Ontario Inc.

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Warrant, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling stockholders are validly issued, fully paid and nonassessable and that the Warrant Shares, when issued and paid for upon exercise of the Warrant, in accordance with its terms, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Thomas A. Coll
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Thomas A. Coll